Exhibit 99.1
Tallgrass Energy Partners Reports Record First Quarter 2015 Results
LEAWOOD, Kan.--(BUSINESS WIRE)--May 11, 2015--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP" or the "Partnership") today reported financial and operating results for the first quarter of 2015. President and CEO David G. Dehaemers, Jr. said, "We are pleased to have closed on the acquisition of an additional interest in Pony Express and to have delivered another strong quarter which resulted in our seventh consecutive distribution increase. The quarterly distribution of $0.52 represents a 60 percent increase over the distribution paid for the first quarter of 2014. TEP has experienced tremendous growth over the past year and we expect to continue to deliver solid growth to our unitholders through our substantial portfolio of dropdown assets and other growth opportunities."
The financial results for all periods presented in the table below include the applicable results of operations of Trailblazer Pipeline Company LLC (“Trailblazer”), acquired by TEP effective April 1, 2014, and the initial 33.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”), acquired by TEP effective September 1, 2014, except for the period under the column "As Reported in 2014." The acquisition of an additional 33.3 percent membership interest in Pony Express is presented prospectively from our acquisition on March 1, 2015, and as a result, financial information for periods prior to March 1, 2015 have not been recast to reflect the additional 33.3 percent membership interest.

Summary Financial Information	Three Months Ended March 31,
(in thousands, except coverage and per unit data)	2015	2014	As Reported in 2014

Net Income attributable to partners	$32,319	$17,124	$12,900
Add:
Interest expense, net of noncontrolling interest	3,440	1,294	1,324
Depreciation and amortization expense, net of noncontrolling interest	20,533	7,804	6,514
Non-cash loss from asset sales	4,483	—	—
Non-cash (gain) loss related to derivative instruments	(90)	351	351
Non-cash compensation expense	1,527	941	941
Distributions from unconsolidated investment	—	508	508
Less:
Non-cash loss allocated to noncontrolling interest	(9,377)	—	—
Equity in earnings of unconsolidated investment	—	(444)	(444)
Adjusted EBITDA	$52,835	$27,578	$22,094
Less:
Maintenance capital expenditures	(1,511)		(839)
Cash interest expense	(3,031)		(1,173)
Pony Express deficiency payments received, net	292		—
Distributions to noncontrolling interest	(2,103)		—
Distributable cash flow (DCF)	46,482		20,082
Less:
Distributions	(38,786)		(13,688)
Amounts in excess of distributions	$7,696		$6,394
Distribution coverage	1.20		1.47

Common and subordinated units outstanding	60,234		40,500
Distribution per common unit	0.5200		0.3250

Segment Overview
The financial results for the Natural Gas Transportation & Logistics Segment for the three months ended March 31, 2014 have been recast to reflect the results of operations of Trailblazer, which TEP acquired effective April 1, 2014. The financial results for the Natural Gas Transportation & Logistics Segment for the three months ended March 31, 2014, under the column "As Reported in 2014" do not include Trailblazer's results of operations.

	Three Months Ended March 31,
	2015	2014	As Reported in 2014
	(in thousands)
Natural Gas Transportation & Logistics
Operating income	$12,553	$12,966	$7,484
Add:
Depreciation and amortization expense	6,071	5,605	4,567
Non-cash (gain) loss related to derivative instruments	(90)	351	351
Other income, net	712	940	721
Segment Adjusted EBITDA	$19,246	$19,862	$13,123

	Three Months Ended March 31,
	2015	2014
Crude Oil Transportation & Logistics
Operating income (loss)	$14,273	$(757)
Add:
Depreciation and amortization expense, net of noncontrolling interest	11,233	252
Adjusted EBITDA attributable to noncontrolling interests	—	505
Segment Adjusted EBITDA	$25,506	$—

	Three Months Ended March 31,
	2015	2014
Processing & Logistics
Operating income	$1,054	$7,141
Add:
Depreciation and amortization expense, net of noncontrolling interest	3,229	1,947
Non-cash loss from asset sales	4,483	—
Distributions from unconsolidated investment	—	508
Adjusted EBITDA attributable to noncontrolling interests	(48)	—
Segment Adjusted EBITDA	$8,718	$9,596
The segment reporting in the table above does not include public company costs or intersegment eliminations. The Crude Oil Transportation & Logistics segment includes figures for 2014 although Pony Express Pipeline was not owned by TEP and did not generate revenue during Q1 2014.
Adjusted EBITDA in the Natural Gas Transportation & Logistics segment for the first quarter of 2015 was $19.2 million, representing a slight decrease of $0.6 million as compared to the recast first quarter of 2014.  Average firm contracted transportation capacity of 1,609 MMcf/d for the first quarter of 2015 was comparable to the 1,604 MMcf/d for the recast first quarter of 2014. When comparing the Natural Gas Transportation & Logistics segment's Adjusted EBITDA for the first quarter of 2015 to its $15.5 million of Adjusted EBITDA for the fourth quarter of 2014, the increase of $3.7 million is primarily attributable to higher transportation revenues, lower cost of sales and lower operating costs.
The Crude Oil Transportation & Logistics segment Adjusted EBITDA was $25.5 million for the first quarter of 2015, representing the operating results of Pony Express which was placed into service in October 2014. There were no operating results for the first quarter of 2014 as Pony Express had not yet commenced commercial operations. The Adjusted EBITDA for the first quarter of 2015 represents an increase of $9.8 million over the fourth quarter of 2014 which was primarily the result of Pony Express being placed into service in October 2014. Due to the in-service of the second of two joint tariff upstream pipelines and the lateral in Northeast Colorado in April 2015, it is expected that transportation volumes will continue to increase throughout the second quarter and into the third quarter.

With the acquisition of an additional 33.3 percent interest in Pony Express effective March 1, 2015, TEP received a prorated preference payment of approximately $23.5 million for the first quarter of 2015. For the remainder of 2015, TEP will receive at least the minimum quarterly preference payment of $36.65 million for its 66.7 percent interest. The distributable cash flow generated by Pony Express for the first quarter of 2015 was greater than the $23.5 million preference payment received by TEP for its interest in Pony Express.
The Processing & Logistics segment generated Adjusted EBITDA of $8.7 million for the first quarter of 2015, representing a decrease of $0.9 million as compared to the first quarter of 2014. The decrease was primarily due to lower commodity prices. Approximate average inlet volumes were 145 MMcf/day for the first quarter of 2015 as compared to 151 MMcf/day for the first quarter of 2014. When comparing the Processing & Logistics segment's $8.7 million of Adjusted EBITDA for the first quarter of 2015 to its Adjusted EBITDA of $9.4 million for the fourth quarter of 2014, the decrease is primarily attributable to lower average inlet volumes.
First Quarter Distribution
As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution to partners of $0.52 per common unit for the first quarter of 2015. This quarterly distribution represents $2.08 on an annualized basis. The quarterly distribution will be paid on Thursday, May 14, 2015, to unitholders of record as of the close of business on Friday, April 24, 2015.

Conference Call
Please join Tallgrass for a conference call and webcast to discuss first quarter 2015 results at 4:00 pm Central Time on Monday, May 11, 2015. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for a limited time following the live call.

Annual Report
TEP filed its 2014 Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) on February 19, 2015. A copy of the report can be viewed through a link on the TEP website at www.tallgrassenergy.com or on the SEC’s website at www.sec.gov.

Unitholders may request a hard copy of the annual report on form 10-K (including complete audited financial statements) free of charge. Requests should be communicated in writing to Tallgrass Energy Partners, LP, Attention: Investor Relations, 4200 W. 115th Street, Suite 350, Leawood, KS 66211.

About Tallgrass Energy Partners, LP
Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. We provide crude oil transportation to customers in Wyoming and the surrounding region, servicing the Bakken oil production area of North Dakota and eastern Montana through our membership interest in Tallgrass Pony Express Pipeline. We also provide services for customers in Wyoming through Tallgrass Midstream at our Casper and Douglas natural gas processing and our West Frenchie Draw natural gas treating facilities and we provide water business services to customers in Colorado and Texas through BNN Water Solutions. Our operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

Non-GAAP Measures
Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and distributable cash flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define distributable cash flow as Adjusted EBITDA, plus preferred distributions received from Pony Express in excess of its distributable cash flow attributable to our net interest and adjusted for deficiency payments received from or utilized by Pony Express shippers, less cash interest expense, maintenance capital expenditures, and distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expected increase in volumes transported on the Pony Express System and expectations regarding future growth from TEP's dropdown portfolio and other growth opportunities. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TEP and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TEP's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TEP based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TEP’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$876	$867
Accounts receivable, net	46,268	39,768
Receivable from related party	—	73,393
Gas imbalances	911	2,442
Inventories	12,679	13,045
Derivative assets at fair value	90	—
Prepayments and other current assets	2,728	2,766
Total Current Assets	63,552	132,281
Property, plant and equipment, net	1,921,676	1,853,081
Goodwill	343,288	343,288
Intangible asset, net	102,519	104,538
Deferred financing costs	5,119	5,528
Deferred charges and other assets	17,397	18,481
Total Assets	$2,453,551	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$64,047	$62,329
Accounts payable to related parties	3,000	3,915
Gas imbalances	3,490	3,611
Accrued taxes	15,308	3,989
Accrued liabilities	6,447	9,384
Other current liabilities	12,094	13,340
Total Current Liabilities	104,386	96,568
Long-term debt	698,000	559,000
Other long-term liabilities and deferred credits	6,213	6,478
Total Long-term Liabilities	704,213	565,478
Commitments and Contingencies
Equity:
Common unitholders (60,234,105 and 32,834,105 units issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	1,630,447	800,333
Subordinated unitholder (0 and 16,200,000 units issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	—	274,133
General partner (834,391 units issued and outstanding at March 31, 2015 and December 31, 2014)	(357,145)	(35,743)
Total Partners’ Equity	1,273,302	1,038,723
Noncontrolling interests	$371,650	$756,428
Total Equity	$1,644,952	$1,795,151
Total Liabilities and Equity	$2,453,551	$2,457,197

TALLGRASS ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$21,025	$48,907
Natural gas sales	844	4,808
Natural gas transportation services	32,148	34,104
Crude oil transportation services	50,381	—
Processing and other revenues	10,277	6,960
Total Revenues	114,675	94,779
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	19,593	48,206
Cost of transportation services (exclusive of depreciation and amortization shown below)	10,715	5,117
Operations and maintenance	9,575	8,013
Depreciation and amortization	20,605	8,309
General and administrative	12,689	6,649
Taxes, other than income taxes	11,297	1,956
Loss on sale of assets	4,483	—
Total Operating Costs and Expenses	88,957	78,250
Operating Income	25,718	16,529
Other (Expense) Income:
Interest expense, net	(3,440)	(1,296)
Equity in earnings of unconsolidated investment	—	444
Other income, net	712	940
Total Other (Expense) Income	(2,728)	88
Net Income	22,990	16,617
Net loss attributable to noncontrolling interests	9,329	507
Net income attributable to partners	$32,319	$17,124
Allocation of income to the limited partners:
Net income attributable to partners	$32,319	$17,124
Predecessor operations interest in net income	—	(4,224)
General partner interest in net income	(7,438)	(382)
Common and subordinated unitholders' interest in net income	24,881	12,518
Basic net income per common and subordinated unit	$0.47	$0.31
Diluted net income per common and subordinated unit	$0.46	$0.30
Basic average number of common and subordinated units outstanding	52,727	40,500
Diluted average number of common and subordinated units outstanding	53,994	41,272

TALLGRASS ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Cash Flows from Operating Activities:
Net income	$22,990	$16,617
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	21,557	8,638
Noncash compensation expense	1,527	941
Loss on sale of assets	4,483	—
Changes in components of working capital:
Accounts receivable and other	(5,678)	1,356
Gas imbalances	143	321
Inventories	(2,754)	(887)
Accounts payable and accrued liabilities	6,546	(6,623)
Other operating, net	(175)	7,240
Net Cash Provided by Operating Activities	48,639	27,603
Cash Flows from Investing Activities:
Capital expenditures	(13,300)	(209,111)
Acquisition of additional 33.3% membership interest in Pony Express	(700,000)	—
Other investing, net	(311)	(1,910)
Net Cash Used in Investing Activities	(713,611)	(211,021)
Cash Flows from Financing Activities:
Proceeds from public offerings, net of offering costs	551,949	—
Borrowings under revolving credit facility, net	139,000	—
Contributions from Predecessor Member, net	—	195,299
Distributions to unitholders	(28,294)	(13,082)
Other financing, net	2,326	1,201
Net Cash Provided by Financing Activities	664,981	183,418
Net Change in Cash and Cash Equivalents	9	—
Cash and Cash Equivalents, beginning of period	867	—
Cash and Cash Equivalents, end of period	$876	$—

CONTACT:
Tallgrass Energy Partners, LP
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com